UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 18, 2007
CORN PRODUCTS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)
(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Amendment of Certain Compensatory Plans.
On September 18, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Corn Products International, Inc. (the “Company”) amended the Company’s Supplemental Executive Retirement Plan (the “SERP”), which had previously been amended and restated as of January 1, 2001. The amendments to the SERP consisted of changes required to make the plan compliant with Internal Revenue Code Section 409A and regulations issued thereunder: for example, de-linking distributions from nonqualified Cash Balance Make-up Accounts and Savings Plan Make-up Accounts under the SERP from the timing of distributions made under the qualified plans to which they relate; requiring that all distribution elections be made not later that the latest date permitted under Section 409A; requiring that distributions resulting from a separation from service of a participant not commence any earlier than six months after the separation from service; and permitting elections to be made prior to January 1, 2008 with respect to previously deferred compensation, to the extent permitted by the transition relief under Section 409A; and other changes which were not material.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.
Date: September 21, 2007	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer